FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fifth Amendment to Employment Agreement (“the Amendment”) is effective April 9, 2013 by and between MONMOUTH REAL ESTATE INVESTMENT CORPORATION, a Maryland corporation (the “Company”), and EUGENE W. LANDY, an individual (the “Employee”).

WHEREAS, the Corporation’s Board of Directors, at its meeting on April 9, 2013, voted to promote Michael P. Landy to the position of President and Chief Executive Officer of the Corporation,

NOW, THEREFORE, the following amendment is hereby added to the Employee’s Employment Agreement dated December 9, 1994, the Amendment to the Employment Agreement dated June 26, 1997, the Second Amendment to Employment Agreement dated November 5, 2003, the Third Amendment to Employment Agreement dated April 1, 2008, and the Fourth Amendment to Employment Agreement dated July 1, 2010 by and between the Company and the Employee (collectively, the “Agreement”).

1.

Employee’s title shall be and is hereby known as Chairman of the Board.

The Agreement is unchanged in all other respects.

SEAL:

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

By: /s/ Steve Wolgin

Steve Wolgin,

Chairman, Compensation Committee

By: /s/ Eugene W. Landy

Eugene W Landy

Employee

Dated: April 25, 2013